Exhibit 99.1

Certification of Chief Executive Officer
Pursuant to 18 U.S.C. §1350, as adopted pursuant to
§906 of the Sarbanes-Oxley Act of 2002

        In connection with the filing with the Securities and Exchange Commission of the Quarterly Report of Meritage Hospitality Group Inc. (the “Company”) on Form 10-Q for the period ending June 1, 2003 (the “Report”), I, Robert E Schermer, Jr., Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 3, 2003	MERITAGE HOSPITALITY GROUP INC. By/s/Robert E. Schermer, Jr. Robert E. Schermer, Jr. Chief Executive Officer

A signed original of this written statement required by §906 has been provided to the Company and will be retained by the Company and furnished to the Securities & Exchange Commission or its staff upon request.